Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly revenue of $761 million up 1 percent year over year; Record cash flow from operations of $292 million

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 22, 2015--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal year 2015 ending March 31, 2015.

Financial Results

For the first quarter of fiscal year 2015, Citrix achieved revenue of $761 million, compared to $751 million in the first quarter of fiscal year 2014, representing 1 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal year 2015 was $29 million, or $0.18 per diluted share, compared to $56 million, or $0.30 per diluted share, for the first quarter of fiscal year 2014. GAAP results for the first quarter of fiscal year 2015 include restructuring charges of $34 million for severance and facility closing costs related to the 2014 and 2015 restructuring programs designed to increase strategic focus and operational efficiency. The first quarter of fiscal year 2014 GAAP results included a restructuring charge of approximately $10 million for severance costs related to the 2014 restructuring program.

Non-GAAP Results

Non-GAAP net income for the first quarter of fiscal year 2015 was $106 million, or $0.65 per diluted share, compared to $119 million, or $0.64 per diluted share for the first quarter of fiscal year 2014. Non-GAAP net income per diluted share excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, charges related to amortization of debt discount and restructuring programs as well as a benefit from a previously disclosed patent lawsuit, and the tax effects related to these items.

"While I'm disappointed in our Q1 results, our confidence in the financial, operational and strategic initiatives that we announced last quarter remains strong,” said Mark Templeton, president and CEO for Citrix. “While these changes position us for our next phase of growth, they had a greater near-term impact on our execution than we anticipated. Our commitment to margin expansion, however, remains unchanged.

“Looking beyond Q1, I'm excited about the innovations I see across our workspace services, delivery networking and mobility apps businesses. Through these innovations, we'll continue our focus on enabling the software-defined workplace.”

Q1 Financial Summary

In reviewing the results for the first quarter of fiscal year 2015 compared to the first quarter of fiscal year 2014:

  Product and license revenue decreased 12 percent;
  Software as a service revenue increased 8 percent;
  Revenue from license updates and maintenance increased 8 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 13 percent;
  Net revenue increased in the EMEA region by 1 percent and decreased in the Pacific region by 2 percent and in the Americas region by 1 percent;
  Deferred revenue totaled $1.5 billion as of March 31, 2015, compared to $1.4 billion as of March 31, 2014, an increase of 7 percent; and
  Cash flow from operations was $292 million for the first quarter of fiscal year 2015, compared with $288 million for the first quarter of fiscal year 2014.

During the first quarter of fiscal year 2015:

  GAAP gross margin was 83 percent, and non-GAAP gross margin was 85 percent, which excludes the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 7 percent, and non-GAAP operating margin was 19 percent, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expense, costs associated with the restructuring programs, and the benefit related to a previously disclosed patent lawsuit; and
  The company repurchased 2.4 million shares at an average price of $63.12.

Financial Outlook for Second Quarter 2015

Citrix management expects to achieve the following results for the second quarter of fiscal year 2015 ending June 30, 2015:

  Net revenue is targeted to be in the range of $785 million to $795 million.
  GAAP gross margin is targeted to be in the range of 82 percent to 83 percent. Non-GAAP gross margin is targeted to be in the range of 84 percent to 85 percent, which excludes 2 percent related to the effects of amortization of acquired product related intangible assets and stock-based compensation expense.
  GAAP diluted earnings per share is targeted to be in the range of $0.41 to $0.43. Non-GAAP diluted earnings per share is targeted to be in the range of $0.80 to $0.83, which excludes $0.24 related to the effects of stock-based compensation expenses, $0.17 related to the effects of amortization of acquired intangible assets, $0.08 related to restructuring charges, $0.05 related to the effects of amortization of debt discount and $(0.12) to $(0.17) for the tax effects related to these items.
  GAAP tax rate is targeted to be in the range of 19 percent to 20 percent. Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, amortization of debt discount and restructuring charges, is targeted to be in the range of 23 percent to 24 percent.

Financial Outlook for Fiscal Year 2015

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2015:

  Net revenue is targeted to be in the range of $3.22 billion to $3.25 billion.
  GAAP gross margin is targeted to be in the range of 83 percent to 84 percent. Non-GAAP gross margin is targeted to be in the range of 85 percent to 86 percent, which excludes 2 percent related to the effects of amortization of acquired product related intangible assets and stock-based compensation expense.
  GAAP diluted earnings per share is targeted to be in the range of $2.04 to $2.10. Non-GAAP diluted earnings per share is targeted to be in the range of $3.55 to $3.60, which excludes $0.93 related to the effects of stock-based compensation expenses, $0.68 related to the effects of amortization of acquired intangible assets, $0.29 related to restructuring charges, $0.20 related to the effects of amortization of debt discount, $(0.01) related to a benefit from a previously disclosed patent lawsuit and $(0.53) to $(0.64) for the tax effects related to these items.
  GAAP tax rate is targeted to be in the range of 19 percent to 20 percent. Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, amortization of debt discount, a benefit from a previously disclosed patent lawsuit, and restructuring charges, is targeted to be in the range of 23 percent to 24 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2014 of $3.14 billion, Citrix solutions are in use at more than 330,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Fiscal Year 2015 and Second Quarter 2015 sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix’s virtualization products and collaboration services; the company’s ability to develop and commercialize new products and services, including its enterprise mobility products, while growing its established virtualization, networking and collaboration products and services; disruptions to execution due to its restructuring programs, changes and transitions in key personnel and succession risks; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs and other cost reduction initiatives; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Product and licenses	$183,281	$207,424
Software as a service	169,364	157,132
License updates and maintenance	371,297	343,758
Professional services	36,860	42,505
Total net revenues	760,802	750,819

Cost of net revenues:
Cost of product and licenses revenues	24,684	31,337
Cost of services and maintenance revenues	89,190	78,683
Amortization of product related intangible assets	18,732	24,306
Total cost of net revenues	132,606	134,326
Gross margin	628,196	616,493

Operating expenses:
Research and development	144,641	133,618
Sales, marketing and services	306,405	316,496
General and administrative	82,026	72,388
Amortization of other intangible assets	9,441	12,454
Restructuring	33,951	9,650
Total operating expenses	576,464	544,606

Income from operations	51,732	71,887

Interest income	2,834	2,153
Interest expense	11,120	66
Other expense, net	(7,849)	(5,219)
Income before income taxes	35,597	68,755

Income tax expense	6,710	12,816
Net income	$28,887	$55,939

Earnings per common share – diluted	$0.18	$0.30
Weighted average shares outstanding – diluted	162,036	185,681

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	March 31, 2015	December 31, 2014
ASSETS:
Cash and cash equivalents	$402,933	$260,149
Short-term investments	580,386	529,260
Accounts receivable, net	438,177	674,401
Inventories, net	12,024	12,617
Prepaid expenses and other current assets	186,222	166,005
Current portion of deferred tax assets, net	48,914	45,892
Total current assets	1,668,656	1,688,324

Long-term investments	986,295	1,073,110
Property and equipment, net	373,384	367,779
Goodwill	1,858,080	1,796,851
Other intangible assets, net	411,469	390,717
Long-term portion of deferred tax assets, net	81,680	128,198
Other assets	75,072	67,028
Total assets	$5,454,636	$5,512,007

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	81,109	79,884
Accrued expenses and other current liabilities	275,834	298,079
Income taxes payable	6,768	12,053
Short-term debt	95,000	-
Current portion of deferred revenues	1,175,227	1,200,093
Total current liabilities	1,633,938	1,590,109

Long-term portion of deferred revenues	340,794	357,771
Convertible notes	1,300,872	1,292,953
Other liabilities	78,701	97,529

Stockholders’ equity:
Common stock	296	295
Additional paid-in capital	4,340,836	4,292,706
Retained earnings	3,184,151	3,155,264
Accumulated other comprehensive loss	(35,972)	(36,790)
Less – common stock in treasury, at cost	(5,388,980)	(5,237,830)
Total stockholders’ equity	2,100,331	2,173,645
Total liabilities and stockholders’ equity	$5,454,636	$5,512,007

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands – unaudited)

Three Months Ended
March 31, 2015
OPERATING ACTIVITIES
Net Income	$28,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of intangible assets amortization of intangible assets	65,179
Amortization of debt discount and transaction costs	8,902
Stock-based compensation expense	34,211
Provision for accounts receivable allowances	1,699
Deferred income tax benefit	(19,013)
Other non-cash items	640
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies liabilities demo	10,007
Total adjustments to reconcile net income to net cash	101,625
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	231,034
Inventory	319
Prepaid expenses and other current assets	(7,313)
Other assets	(9,185)
Deferred revenues	(41,840)
Accounts payable	1,883
Income taxes, net	19,072
Accrued expenses and other current liabilities	(34,405)
Other liabilities	1,794
Total changes in operating assets and liabilities, net of the effects of acquisitions	161,359
Net cash provided by operating activities	291,871
INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	37,853
Purchases of property and equipment	(44,091)
Cash paid for acquisitions, net of cash acquired	(89,467)
Purchases of cost method investments	(737)
Cash paid for licensing and core technology	(2,082)
Net cash used in investing activities	(98,524)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	8,413
Proceeds from revolving credit facility	95,000
Repayment of acquired debt	(3,175)
Excess tax benefit from stock-based compensation	1,151
Stock repurchases, net	(124,928)
Cash paid for tax withholding on vested stock awards	(19,394)
Net cash used in financing activities	(42,933)

Effect of exchange rate changes on cash and cash equivalents	(7,630)
Change in cash and cash equivalents	142,784
Cash and cash equivalents at beginning of period	260,149
Cash and cash equivalents at end of period	$402,933

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

• The charges incurred in conjunction with the Company's restructuring programs, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

• Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended March 31, 2015
GAAP gross margin	82.6%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	2.4
Non-GAAP gross margin	85.1%
	Three Months Ended March 31, 2015
GAAP operating margin	6.8%
Add: stock-based compensation	4.5
Add: amortization of product related intangible assets	2.4
Add: amortization of other intangible assets	1.2
Add: restructuring charges	4.5
Less: previously disclosed patent lawsuit benefit	(0.1)
Non-GAAP operating margin	19.3%
	Three Months Ended March 31,
	2015	2014
GAAP net income	$28,887	$55,939
Add: stock-based compensation	34,211	40,701
Add: amortization of product related intangible assets	18,732	24,306
Add: amortization of other intangible assets	9,441	12,454
Add: amortization of debt discount	7,920	-
Add: restructuring charges	33,951	9,650
Less: previously disclosed patent lawsuit benefit	(982)	-
Less: tax effects related to above items	(26,285)	(24,139)
Non-GAAP net income	$105,875	$118,911
	Three Months Ended March 31,
	2015	2014
GAAP earnings per share – diluted	$0.18	$0.30
Add: stock-based compensation	0.21	0.22
Add: amortization of product related intangible assets	0.12	0.13
Add: amortization of other intangible assets	0.06	0.07
Add: amortization of debt discount	0.05	-
Add: restructuring charges	0.21	0.05
Less: previously disclosed patent lawsuit benefit	(0.01)	-
Less: tax effects related to above items	(0.17)	(0.13)
Non-GAAP earnings per share – diluted	$0.65	$0.64

Forward Looking Guidance

	Three Months Ended June 30, 2015	Twelve Months Ended December 31, 2015
GAAP gross margin	81.6% to 82.6%	82.7% to 83.7%
Add: stock-based compensation	2.3	2.2
Add: amortization of product related intangible assets	0.1	0.1
Non-GAAP gross margin	84.0% to 85.0%	85.0% to 86.0%
	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2015	2015
GAAP earnings per share – diluted	$0.41 to $0.43	$2.04 to $2.10
Add: adjustments to exclude the effects of amortization of intangible assets	0.17	0.68
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.24	0.93
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.20
Add: adjustments to exclude the effects of restructuring charges	0.08	0.29
Less: previously disclosed patent lawsuit benefit	-	(0.01)
Less: tax effects related to above items	(0.12) to (0.17)	(0.53) to (0.64)
Non-GAAP earnings per share – diluted	$0.80 to $0.83	$3.55 to $3.60
	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2015	2015
GAAP tax rate	19.0% - 20.0%	19.0% - 20.0%
Add: tax effects of stock-based compensation, amortization of intangible assets, amortization of debt discount, previously disclosed patent lawsuit benefit and restructuring charges	3.0	3.0
Non-GAAP tax rate	23.0% - 24.0%	23.0% - 24.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com